Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 23, 2015, by and among (i) Creative Realities, Inc., a Minnesota corporation (the “Company”), Creative Realities, LLC, a Delaware limited liability company, and Wireless Ronin Technologies Canada, Inc., a Canada corporation (such entities, together with the Company, the “Company Parties”) and (ii) those parties signatory hereto and identified on the signature page hereof as “Purchaser” (the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company Parties desire to issue and sell to Purchaser, and Purchaser desires to purchase from the Company Parties, securities of the Company and the Company Parties as more fully described in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company Parties and Purchaser hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1         Definitions. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes, as defined herein, and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means any closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Purchase Amount and (ii) the obligations of the Company Parties to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof, all as contemplated in Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries, which would entitle the holder thereof to acquire at any time Common Stock.

“Company Counsel” means Maslon LLP, with offices located at 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402.

“Conversion Price” shall have the meaning ascribed to such term in the Notes. “Conversion Shares” shall have the meaning ascribed to such term in the Notes.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h). “Indebtedness” shall have the meaning ascribed to such term in Section 3.1(p). “Laws” shall have the meaning ascribed to such term in Section 3.1(k).

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to: (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Notes” means the Secured Convertible Promissory Notes of the Company offered and sold pursuant to this Agreement, the form of which is attached hereto as Exhibit A, in a maximum aggregate amount equal to $[$3.0 million, less all principal and accrued but unpaid interest under the Slipstream Note converted into “Notes”]

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or instrumentality of a government).

“Principal Market” means the primary national securities exchange on which the Common Stock is then traded.

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“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Amount” means the aggregate amount to be paid for the Notes and associated Warrants purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Purchase Amount,” in United States dollars and in immediately available funds. In the case, however, of Slipstream Communications, LLC, the parties agree that the “Purchase Amount” shall be all amounts owing under that certain Slipstream Note, evidenced by the surrender of the Slipstream Note to the Company at the initial Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.2. “Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h). “Securities” means the Notes, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, and the rules and regulations thereunder.

“Security Agreement” means that certain Security Agreement by and among the Company Parties in favor of the Purchasers, and pursuant to which the above-named corporate parties shall grant a security interest in substantially all of their respective assets as collateral security for the obligations of the Company under the Notes. The form of Security Agreement is attached hereto as Exhibit C.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Slipstream Note” means that certain Subordinated Secured Promissory Note of the Company, in favor of Slipstream Communications, LLC, a Purchaser under this Agreement, in original principal amount of $465,000 dated as of May 20, 2015.

“Slipstream Pledge Agreement” means that certain Slipstream Pledge Agreement by and among Slipstream Communications, LLC, a Delaware limited liability company, in favor of the Purchasers, and pursuant to which Slipstream Communications, LLC shall grant a security interest in its shares of [Gyro], and related proceeds, as collateral security for the obligations of the Company under the Notes. The form of Slipstream Pledge Agreement is attached hereto as Exhibit D.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means (i) any day on which the Common Stock is listed or quoted and traded on its Principal Market, (ii) if the Common Stock is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on any over-the-counter markets, or (iii) if trading does not occur on the over-the-counter markets, any business day.

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“Transaction Documents” means this Agreement, the Notes, the Warrants, the Security Agreement, the Slipstream Pledge Agreement, and all exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder and thereunder.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1         Closing. On the Closing Date, and upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, $1,000,000 in principal amount of Notes (at face value), and (ii) a number of Warrants as determined pursuant to Section 2.2(a)(iii). Each Purchaser shall deliver to the Company, via wire transfer of immediately available funds equal to its Purchase Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to the Purchaser an executed Note and a Warrant as determined pursuant to Section 2.2(a). In addition, the Company Parties and the Purchaser shall deliver the other items set forth in Section 2.2 at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the initial Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree. Later Closings may occur with respect to a Purchaser if so indicated on such Purchaser’s signature page to this Agreement.

2.2         Deliveries.

(a)         On or prior to the relevant Closing Date, the Company shall deliver or shall have earlier delivered to the Purchaser the following:

(i)           this Agreement duly executed by the Company Parties;

(ii)          a Note registered in the name of the Purchaser and in the original principal amount equal to the Purchase Amount of such Purchaser (for such Closing);

(iii)         a Warrant registered in the name of such Purchaser to purchase, at any time and from time to time, an aggregate number of shares of Common Stock equal to 50% of the number of Conversion Shares issuable upon any conversion of the Note(s) purchased by such Purchaser, as determined at the time issued to the Purchaser at the Closing and at the initial Conversion Price;

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(iv)         at the initial Closing only, the Security Agreement duly executed by each corporate party thereto;

(v)          at the initial Closing only, the Slipstream Pledge Agreement duly executed by Slipstream Communications, LLC; and

(vi)         at the initial Closing only, a legal opinion from Company Counsel, in customary form and substance for transactions of the nature contemplated by this Agreement.

(b)         On or prior to the relevant Closing Date, the Purchaser shall deliver or shall have earlier delivered to the Company the following:

(i)           this Agreement duly executed by such Purchaser; and

(ii)          Purchaser’s Purchase Amount for such Closing, by wire transfer to the account specified in writing by the Company.

2.3          Closing Conditions.

(a)         The obligations of the Company hereunder in connection with any Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)          all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(iv)         the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)         The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv)         there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)          Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)          Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect.

(c)          Authorization; Enforcement. The Company Parties have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents, as applicable, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. The execution and delivery of the applicable Transaction Documents by the other Company Parties, as applicable, and the consummation by the Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or the boards of directors or other governing bodies of such other Company Parties in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and the other Company Parties, as applicable, and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and such other Company Parties, enforceable against them in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d)          No Conflicts. The execution, delivery and performance by the Company and the other Company Parties, as applicable, of this Agreement and the other Transaction Documents to which they are a party, the issuance and sale of the Securities and the consummation by the Company and the Subsidiaries, as applicable, of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of any Company Party’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of any Company Party, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company Party debt or otherwise) or other understanding to which the any Company Party is a party or by which any property or asset of any Company Party is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which a Company Party is subject (including federal and state securities laws and regulations), or by which any property or asset of a Company Party is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Shares and Underlying Shares for trading thereon in the time and manner required thereby, if any, and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, which filings will be made by the Company within the time period required by such laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities. The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be a duly and validly issued security of the Company, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

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(g)          Capitalization. The capitalization of the Company as of May 31, 2015, is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since that date except as may be disclosed in SEC Reports, other than pursuant to the exercise of employee stock options, or pursuant to the conversion or exercise of Common Stock Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents, except as set forth on Schedule 3.1(g). Except with respect to the holders of the Company’s Series A Preferred Convertible Stock and warrants issued in association therewith (and the conversion prices and exercise prices thereof, respectively, both of which will be adjusted as a result of the issuance of the Securities pursuant to this Agreement), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.

(h)          SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except as set forth on Schedule 3.1(h). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest SEC Report, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

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(j)           Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which could reasonably be expected to have a Material Adverse Effect or that adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities. Attached as Schedule 3.1(j) is a summary of currently pending Actions involving the Company and the Subsidiaries. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k)          Compliance. No Company Party: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters (collectively, “Laws”), except in each case as is set forth on Schedule 3.1(k).

(l)           Title to Assets. The Company Parties do not own any real property. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for (i) Liens as do not materially interfere with the use made and proposed to be made of such property by the Company Parties and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.

(m)         Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company Parties to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(n)          Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Notes, Warrants and Underlying Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

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(o)          Disclosure. The Company acknowledges and agrees that the Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(p)          Indebtedness. Schedule 3.1(p) sets forth, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, the term “Indebtedness” means (y) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business); (z) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. Except as set forth on Schedule 3.1(p), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(q)          Tax Status. Except as set forth on Schedule 3.1(q), the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

The Purchasers acknowledge and agree that the representations contained in Section 3.1 shall not affect the Company’s right to rely on representations and warranties of the Purchasers contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

3.2         Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants with respect to such Purchaser, severally but not jointly, as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Organization; Authority. The Purchaser is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full right, corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(b)          Understandings or Arrangements. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser understands that the Notes, Warrants and Underlying Shares are “restricted securities” and will not have been registered under the Securities Act or any applicable state securities law, and represents that it is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law.

(c)          Opportunity to Obtain Information. The Purchaser acknowledges that representatives of the Company have made available to the Purchaser the opportunity to review the books and records of the Company and its Subsidiaries and to ask questions of and receive answers from such representatives concerning the business and affairs of the Company and its Subsidiaries.

(d)          Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any portion of the Notes or exercises any Warrants, it will be an “accredited investor” as defined in Rule 501 under the Securities Act.

(e)          Experience of Such Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)           General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)          Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

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The Company acknowledges and agrees that the representations contained in Section 3.2 shall not affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1         Indemnification. Subject to the provisions of this Section, the Company will indemnify and hold the Purchaser and their directors, officers, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel in the aggregate (i.e., for all Purchaser Parties). The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or (z) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.2         Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to issue all of the Underlying Shares.

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4.3         Certain Transactions and Confidentiality. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced by the Company. Furthermore, each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.

4.4         Transfer Restrictions.

(a)         The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of any Securities other than pursuant to an effective registration statement or Rule 144, or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company (the fees and expenses of which shall be paid by such transferor), the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)         The Purchasers agree to the imprinting, so long as is required by this Agreement, of a legend on any of the Notes, Warrants and Underlying Shares in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, TO THE EXTENT REQUIRED BY THE SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY [ ], 2015, BY AND BETWEEN THE ISSUER AND MILL CITY VENTURES III, LTD., THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

4.5         General Covenants. During any such time as the Note(s) remain outstanding, the Company shall not take any of the following actions without the prior written approval of Purchasers (or its assignees) holding at least a majority in then-outstanding principal amount of the Note(s): (a) declare or pay any cash dividends on account of any Common Stock; (b) redeem any capital stock of the Company; or (c) incur any debt for borrowed money that is senior to the obligations under the Notes in respect of payment or in respect of the “Collateral,” as such term is defined in the Security Agreement.

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ARTICLE V.

GENERAL PROVISIONS

5.1         Termination. This Agreement may be terminated by the Purchaser by written notice to the Company if the initial Closing has not been consummated on or before 30 days of the date hereof.

5.2         Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3         Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, New York time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York, New York time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5         Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment or waiver of rights hereunder, by the Company and the Purchasers (or their assignees) holding at least a majority in the then-outstanding principal amount of the Notes; provided, however, that any single party may waive rights under this Agreement pursuant to a written instrument signed by such party. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6         Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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5.7         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8         Third-Party Beneficiaries. Other than the provisions of Section 4.1, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the conflicts-of-law principles thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10       Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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5.12       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13      Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.14      Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.15      WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

* * * * * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY PARTIES

CREATIVE REALITIES, INC.

By:	/s/ John Walpuck
John Walpuck
Chief Financial Officer

CREATIVE REALITIES, LLC

By:	/s/ John Walpuck
John Walpuck
Chief Executive Officer

WIRELESS RONIN TECHNOLOGIES CANADA, INC.

By:	/s/ John Walpuck
John Walpuck
Chief Financial Officer

Address for Notice to the Company Parties:

55 Broadway, 9th Floor

New York, New York 10006

Facsimile: 973-244-1535

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

Name of Purchaser: ____________________________________________________________________

Signature of Authorized Signatory of Purchaser: _____________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

Email Address of Authorized Signatory: ____________________________________________________

Facsimile Number of Authorized Signatory: __________________________________________________

Address for Notice to Purchaser: __________________________________________________________

Address for Delivery of Note and Warrants to Purchaser (if not same as address for notice):

Purchase Amount:	$1,500,000, of which—
- $400,000 shall be advanced at the initial Closing;
- $100,000 shall be advanced as soon as possible after the initial Closing; and
- $1,000,000 on or prior to July 15

Warrant Shares: ___________________________

EIN Number:       ___________________________

Exhibit A

Attached is the form of Notes

Exhibit B

Attached is the form of Warrant

Exhibit C

Attached is the form of Security Agreement

Exhibit D

Attached is the form of Slipstream Pledge Agreement

Schedule 3.1(a)
Subsidiaries

Parent Subsidiary	Jurisdiction of Organization
Creative Realities, LLC	Delaware
Wireless Ronin Technologies Canada, Inc.	Canada
Broadcast International, Inc.	Utah
Interact Devices, Inc.	California

Schedule 3.1(g)
Capitalization

Notes: (1) “Convertible Preferred” is presented on an as-converted basis, and the 281,120 shares presented in the Creative Realities, Inc. column are shares issued as in-kind dividends in connection with a 12/31/2014 dividend payment. (2) “Debt Conversions” are common shares issued upon the conversion of debt that took place coincident with the closing of the merger transaction with Creative Realities, LLC in August 2014. Thus, those shares should be understood as being issued and outstanding.

Schedule 3.1(j)
Actions

Company vs. HMN, Inc.

In August 2014, we initiated a breach-of-contract lawsuit against a customer and certain parties related to that customer for failure to pay. The defendants have answered and asserted counterclaims. In the event we are unable to reach a negotiated settlement with the defendants, we intend to litigate our claims and contest the defendants’ counterclaims. At this time, we do not believe this matter is likely to have a material and adverse impact on the Company.

Company vs. Core Technologies, Inc.

In November 2014, a former vendor alleging our failure to pay outstanding invoices initiated a breach-of-contract lawsuit against us. We have answered and asserted certain counterclaims. In the event we are unable to reach a negotiated settlement with the vendor, we intend to litigate our counterclaims and contest those claims made against us. At this time, we do not believe this matter is likely to have a material and adverse impact on the Company.

Schedule 3.1(k)
Compliance

Broadcast International, Inc. entered into certain agreements in settlement of various payables coincident with the closing of the merger transaction of that corporation with the Company (which was effected on August 1, 2014). Certain of the closing and post-closing payments required by those settlement agreements have not been made. No actions have been instituted by any of the contracting parties relating to that Subsidiary’s non-performance.

Schedule 3.1(p)

Indebtedness

Creative Realities, LLC is a party to a three-year master lease agreement with Dell Computer including a $50,000 leasing line established December 2014. Presently, we have used approximately $15,500 of this line to purchase computer equipment. The lease contains a $1 buyout at the end of the term.

Schedule 3.1(q)

Tax Status

None.